                                  Exhibit 3.2









                                    BY-LAWS

                                      OF

                     PACIFIC CENTURY FINANCIAL CORPORATION









                               HONOLULU, HAWAII



                                APRIL 25, 1997

                                    BY-LAWS
                                      OF

                     PACIFIC CENTURY FINANCIAL CORPORATION
                          (As Amended April 25, 1997)


                                   ARTICLE I

                               OFFICES AND SEAL

          SECTION 1.01. Offices. The principal office of the corporation shall be located at Honolulu, City and County of Honolulu, State of Hawaii. The corporation may have such other offices either within or without the State of Hawaii as the Board of Directors may designate or as the business of the corporation may require from time to time.

          SECTION 1.02. Corporate Seal. The corporation shall have a corporate seal of such form and device as the Board of Directors shall from time to time determine. Duplicate seals may be kept and used as the business of the corporation may require from time to time.


                                  ARTICLE II

                            STOCKHOLDERS' MEETINGS

          SECTION 2.01. Annual Meeting. The annual meeting of the stockholders shall be held at such place in Hawaii and on such date in the month not more than thirteen months subsequent to the prior annual meeting of stockholders as the Chairman of the Board or President shall designate for the purpose of electing directors and an auditor and, subject to any requirements of law or of the Articles of Incorporation or of these By-Laws with respect to notice, for the transaction of such other business as may properly come before the meeting.

          SECTION 2.02. Special Meetings. Special meetings of the stockholders, to consider any business and/or nomination unless otherwise prescribed by statute, may be called by the Chairman of the Board, by the President, by a majority of the whole Board of Directors or, to the extent permitted by applicable law, by a stockholder or stockholders. At any special meeting the business brought before and transacted by the stockholders shall be limited to that specified in the notice of the meeting. Special meetings of stockholders shall be held at such place in Hawaii and at such time as shall be designated in the call of the meeting.

          SECTION 2.03. Notice of Meetings. Written notice specifying the time and place of the stockholders' meeting, whether annual or special, and if a special meeting the general nature of the business to be considered, shall be mailed not less than ten (10) nor more than seventy (70) days before such meeting, postage prepaid, addressed to each stockholder of record entitled to vote at such meeting at his address as it appears on the records of the corporation. Non-receipt of such notice by any stockholder shall not invalidate any business done at any meeting, either annual or special, at which a quorum is present. Any stockholder may, prior to, at the meeting, or subsequent thereto, waive notice of any meeting in writing signed by himself or his duly authorized attorney-in-fact. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

          SECTION 2.04. Quorum. A majority of the outstanding shares of the corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum, and, if less than a majority of the outstanding shares entitled to vote at the meeting are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. No notice of the time and place of adjourned meetings need be given except as required by law. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Any decision of a majority of the outstanding shares of the corporation entitled to vote represented at a duly organized meeting shall be valid and binding upon the corporation except as otherwise specifically provided by law, the Articles of Incorporation or these By-Laws, or by the resolution of the Board of Directors creating any series of preferred stock.

          The Chairman of any meeting of stockholders shall be the Chairman of the Board, unless the Board of Directors shall by resolution prior to such meeting designate another person as Chairman of such meeting.

          SECTION 2.05. Voting. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders; cumulative voting shall not be permitted. The holders of the outstanding shares from time to time of the common stock and of any preferred stock which has voting rights shall vote together on all matters referred to the stockholders, including the election of directors; provided, however, that the foregoing is subject to any provisions of law or the Articles of Incorporation or the resolution of the Board of Directors creating any series of preferred stock requiring with respect to any matter the approval or consent of the holders of any designated percentage of the outstanding shares of stock of any class or any series of any class. All provisions of these By-Laws which specify or relate to the power of the stockholders or to action which may be taken by the stockholders at or in connection with a meeting thereof shall be interpreted as referring to the holders of shares of voting stock of the corporation. Elections of directors at all meeting of the stockholders at which directors are to be elected shall be by ballot. Except as otherwise provided by law, the Articles of Incorporation, or these By-Laws, in all mattes other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. At any meeting of stockholders, the Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

          SECTION 2.06. Business at Meetings. To be properly brought before any stockholders' meeting, business and nominations of persons for election to the Board of Directors of the corporation must be (a) specified in the notice of meeting given by or at the direction of the Chairman of the Board or the President or a majority of the whole Board of Directors, (b) otherwise properly brought before such meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before such meeting by a stockholder or stockholders who was a stockholder or were stockholders, respectively, of record at the time of giving notice provided for in this By-Law, who is entitled to vote for the election of Directors at such meeting and who complies with the notice procedures set forth in this By-Law.

          For business to be properly brought before any stockholders' meeting by a stockholder or stockholders, the stockholder or stockholders must have given timely notice thereof in writing to the Secretary of the corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's or stockholders' notice shall be delivered to or received at the principal executive offices of the corporation not later than eighty (80) days nor earlier than ninety (90) days prior to (a) in the case of a special meeting called by such stockholder or stockholders, the date the stockholder has, or the stockholders have, as applicable, selected for such special meeting, and (b) in the case of an annual meeting, the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by such stockholder or stockholders to be timely must be so received by the Secretary of the corporation (i) not later than the close of business on the later of the eightieth (80th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation and (ii) not earlier than the ninetieth (90th) day prior to such annual meeting. In the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's or stockholders' notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth
(10th) day following the day on which such pubic announcement is first made by the corporation. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by this By-Law shall be delivered to the Secretary at the principal executive offices of the corporation
(i) not later than the close of business on the later of the eightieth (80th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and (ii) not earlier than the close of business on the ninetieth (90th) day prior to such special meeting. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder's notice as described above.

          A stockholder's notice to the Secretary of the corporation shall set forth as to each matter that the stockholder proposes to bring before such meeting (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination or proposal of business is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the securities of the corporation that are beneficially owned by such stockholder and such beneficial owner; and
(d) any material interest of such stockholder and such beneficial owner in such nomination and such business.

     Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination or business that the stockholder proposes to bring before such meeting was not properly brought before such meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting, and the defective proposal or nomination shall be disregarded.

          For purposes of this By-Law:

          (a) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (b) calculating the number of days elapsed between (a) the date on which a notice is given and (b) (i) the date on which a special meeting is to be held, (ii) the date that is the anniversary of an annual meeting, or (iii) the date that is the tenth (10th) day following the day on which public announcement of the date of an annual meeting is first made, shall be made inclusive of dates between which such calculation is made.

          Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.


                                  ARTICLE III

                                   DIRECTORS

          SECTION 3.01. Number. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of preferred stock voting separately as a class or classes) shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the whole Board.

          As used in these By-Laws, the term "whole Board" and "whole Board of Directors" means the total number of directors which the corporation would have if there were no vacancies.

          SECTION 3.02. Classification and Election. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the terms of office of one class expiring each year.

          At the annual meeting of stockholders in 1983, the stockholders shall elect three classes of directors: four members of the Board of Directors for terms of three years; four members of the Board of Directors for terms of two years; and three members of the Board of Directors for terms of one year. Thereafter, the stockholders at each annual meeting shall elect members of the Board of Directors for each class for terms of three years to succeed those members of the Board of Directors whose terms shall have expired. Each member of the Board of Directors shall hold office until the date of the annual meeting of the stockholders in the calendar year in which his or her term of office expires and thereafter until his or her successor is duly elected; provided that no member shall be eligible for election or re-election as a member of the Board of Directors after his or her 70th birthday and provided further that, effective with members elected or re-elected subsequent to the annual meeting of stockholders held on April 23, 1986, no member shall continue in office past the date of the annual meeting of the stockholders that is held subsequent to his of her 70th birthday.

          Any vacancies in the Board of Directors for any reason other than a vacancy created by a member not continuing in office past the date of the annual meeting of the stockholders that is held subsequent to his or her 70th birthday may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such director shall have been chosen and until their successors shall be elected and qualified. In the case of a vacancy created by a member not continuing in office past the date of the annual meeting of the stockholders that is held subsequent to his or her 70th birthday, the stockholders at such annual meeting shall elect a director to succeed such member, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of an incumbent director.

          Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

          SECTION 3.03. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided in these By-Laws.

          SECTION 3.04. Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Hawaii, for the holding of additional regular meetings without other notice than such resolution. Special meetings of the Board of Directors may be held at such times as the business of the corporation shall require according to resolutions of the Board of Directors, or upon the call of the Chairman of the Board, the President or a majority of the whole Board of

Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Hawaii, as the place for holding any special meeting of the Board of Directors called by them.

          SECTION 3.05. Notice of Special Meetings. Notice of any special meeting shall be given by written notice delivered personally, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone, to each director at his business address or residence. If mailed by first-class mail, such notice shall be deemed to be adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid at least five (5) days before such meeting. If notice be given by telegram, overnight mail or courier service, such notice shall be deemed to be adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered by the overnight mail or courier service at least twenty four (24) hours before such meeting. If by facsimile transmission, hand delivery, or telephone, such notice shall be deemed adequately delivered if such notice is transmitted, communicated by telephone or delivered by hand at least twelve (12) hours before the time set for such meeting. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. Any director, whether attending a meeting or not, may, prior to, at the meeting, or subsequent thereto, waive notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

          Section 3.06. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 3.07. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          SECTION 3.08. Removal of Directors. The stockholders of the corporation may, at any special meeting called expressly for the purpose, remove from office any director pursuant to applicable law.

          SECTION 3.09.  Powers of Directors.  The Board of

Directors shall have full power to control, manage and direct the property, business and affairs of the corporation and to exercise all the powers and perform all the acts which the corporation may legally exercise and perform.

          SECTION 3.10.  Notice of Director Nominations.  Subject to Section
2.03 and 2.06 of these By-Laws, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors where such stockholder makes such nomination in conformity with the provisions of Section 2.06 of these By-Laws.

                                  ARTICLE IV

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

          SECTION 4.01. Committees Exercising Powers of Board. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate two or more of its members to constitute an executive committee and such other committees as the Board of Directors shall determine, and during the intervals between meetings of the Board of Directors, each of such committees shall possess and may exercise any powers of the Board of Directors which are delegated to it in such resolution by the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each such committee shall keep regular minutes of its proceedings, and all action by it, and its minutes, shall be reported to the Board of Directors at its next succeeding meeting for such action as the Board of Directors deems proper.

          SECTION 4.02. General or Special Committees. The Board of Directors may also create and appoint from its own membership or otherwise such general or special committees, to which no powers of the Board of Directors shall be delegated, as it deems desirable.

          SECTION 4.03. Meetings of Committees. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meeting shall be given to each member of the committee in the manner provided for in Section 3.05 of these By-Laws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board or Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

                                   ARTICLE V

                                   OFFICERS

          SECTION 5.01. Generally. The principal officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice Chairmen, one or more Vice Presidents, one of whom may be designated as the Executive Vice President, a Treasurer and a Secretary, all of whom shall be appointed annually by the Board of Directors at the first meeting after the annual or special meeting of the stockholders at which the Board of Directors is elected and shall hold office until the next annual meeting and thereafter until their successors shall be duly appointed and qualified, subject, however, to removal by the Board of Directors. The number of Vice Presidents may be changed from time to time by the Board of Directors at any meeting or meetings thereof and if increased at any time the additional Vice President or Vice Presidents shall be appointed by the Board of Directors. There may also be one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other offices who shall be appointed by the Directors and the number thereof shall be determined from time to time by the Directors. One person may hold more than one office.

          SECTION 5.02. Vacancies. Vacancies which may occur in any office, and any newly created office, shall be filled by appointment by the Board of Directors for the remainder of the term of such office. In case of the absence from the State of Hawaii or other temporary disability of any officer, the Board of Directors may appoint a temporary officer to serve during such absence or disability. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.

          SECTION 5.03. Removals. The Board of Directors of the corporation may at any time remove from office or discharge from employment any officer, subordinate officer, agent or employee appointed by the Board of Directors or by any person under authority delegated by the Board of Directors.

          SECTION 5.04. Chairman of the Board. The Chairman shall preside at all meetings of the stockholders and Board of

Directors at which he is present, and shall perform such other duties and have such other powers as the Board of Directors may prescribe.

          SECTION 5.05. President. The President shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman is absent. Subject to the control of the Board of Directors, the President shall have general charge and care of the business and property of the corporation, shall appoint and discharge employees and agents of the corporation and determine their compensation and shall do and perform such additional duties as shall be prescribed by the Board of Directors. When authorized by the Board of Directors so to do, he may delegate to one of the Vice Presidents the whole or any part of the general management and care of the business and property of the corporation including the employment and discharge of agents and employees.

          SECTION 5.06. Vice Chairmen. The Vice Chairmen shall discharge such duties and have such authority and powers as may be prescribed by the Chief Executive Officer and such other special duties, authority and powers as may be assigned to him or her by these By-Laws or by the Board of Directors consistently with these By-Laws.

          SECTION 5.07. Vice Presidents. It shall be the duty of the Vice Presidents, in the order determined by the Board of Directors, to assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. Each Vice President shall do and perform such additional duties as shall be prescribed by the Board of Directors.

          SECTION 5.08. Treasurer. The Treasurer shall be the financial and accounting officer of the corporation. The Treasurer shall have custody of all moneys, valuable papers and documents of the corporation, shall keep the same for safekeeping in such depositories as may be designated by the Board of Directors and shall expend the funds of the corporation as directed by the Board of Directors. He shall keep or cause to be kept a book or books setting forth a true record of the receipts and expenditures, assets and liabilities, losses and gains of the corporation and shall, when and as required by the Board of Directors, render a statement of the financial condition of the corporation. He shall also do and perform such additional duties as shall be prescribed by the Board of Directors. In the absence or disability of the Treasurer, his duties shall be performed by the Secretary or by an Assistant Treasurer.

          SECTION 5.09. Secretary. The Secretary shall be ex officio secretary of the Board of Directors, shall give or cause to be given all required notices of meetings of the stockholders and directors, shall record the proceedings of meetings of the stockholders and directors in a book or books to be kept for that purpose, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors and by the President. In the absence or disability of the Secretary, his duties shall be performed by the Treasurer or by an Assistant Secretary.

          SECTION 5.10. Subordinate Officers. The powers and duties of the subordinate officers shall be as prescribed by the Board of Directors.

          SECTION 5.11. Stock in Other Corporations. Unless the Board of Directors otherwise directs with respect to any meeting or meetings of the stockholders of any corporation shares of the stock of which are owned by this corporation, whether or not such corporation is a subsidiary of this corporation: the Chairman of the Board or the President or any Vice President designated by the Board of Directors, the Chairman of the Board or the President shall have full authority to attend any meeting of the stockholders of any such corporation and to vote at such meeting the shares of stock of such corporation owned by this corporation; and the Chairman of the Board or the President or any such Vice President shall have full authority to execute on behalf of this corporation any proxy authorizing any other person or persons to vote the shares of stock of any such corporation owned by this corporation at any meeting or meetings of the stockholders of such corporation; and the Chairman of the Board or the President or any such Vice President, or any such person authorized to act on behalf of the corporation by any proxy executed by any of the foregoing director or officers of the corporation, shall have full authority to consent in writing, in the name of the corporation as owner of shares of stock of any such corporation, to any action by such other corporation, any may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies and other instruments as the Chairman of the Board, the President, such Vice President, or such authorized person, as applicable, may deem necessary or proper in the premises.


                                  ARTICLE VI

                                    AUDITOR

          SECTION 6.01. The Auditor shall be elected by the stockholders at their annual meeting to serve until the next annual meeting and thereafter until a successor is elected.


                                  ARTICLE VII

                           EXECUTION OF INSTRUMENTS

          SECTION 7.01. All checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, and all other instruments, shall be signed by such person or persons as may be designated by general or special resolution of the Board of Directors, and in the absence of any such general or special resolution applicable to any such instrument then such instrument shall be signed by the President and a Vice President or by the President or a Vice President and by the Treasurer or the Secretary or an Assistant Secretary or an Assistant Treasurer. The Board of Directors may by resolution provide for the use of facsimile signatures on any instrument and may also provide that any instrument may be sealed with the facsimile seal of the corporation.


                                 ARTICLE VIII

                                 CAPITAL STOCK

          SECTION 8.01. Certificates. The certificates for shares of the capital stock of the corporation shall be in such form and not inconsistent with the Articles of Incorporation as shall be approved by the Board of Directors. The certificates shall be sealed with the corporate seal and signed by the President or a Vice President and countersigned by the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary; provided, however, that the Board of Directors may provide that certificates shall be sealed with only the facsimile seal of the corporation and signed only with the facsimile signature of the President or a Vice President and countersigned only with the facsimile signature of the Treasurer or the Secretary. The name of the person owning the shares represented by each certificate, with the number of such shares and the date of issue, shall be entered on the corporation's stock books.

          SECTION 8.02. Transfer of Shares. Transfer of shares of stock may be made by endorsement and delivery of the certificates. No such transaction shall be valid, except between the parties thereto, until a new certificate shall have been obtained or the transfer shall have been recorded on the books of the corporation so as to show the date of transfer, the parties thereto, and the number and description of the shares transferred. Upon the surrender of any certificate it shall be canceled.

          SECTION 8.03. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it deems expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

          SECTION 8.04. Closing of Stock Transfer Books and Record Date. The books for the transfer of stock may be closed as the Board of Director may from time to time determine for a period not exceeding seventy (70) days before the annual or any special meeting of stockholders, before the day appointed for the payment of any dividend, or before any date on which rights of any kind in or in connection with the stock of the corporation are to be determined or exercised; provided, however, that if the books for the transfer of stock shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the books shall be closed at least ten (10) days immediately preceding the meeting; provided, further, that in lieu of closing the books for the transfer of stock, the Board of Directors may fix a date as a record date for the determination of stockholders entitled to notice of and to vote at any such meeting, to receive any such dividends, or to receive or exercise any such rights, as the case may be, such record date to be (i) not more than seventy (70) nor less than ten (10) days prior to the date on which the particular action requiring the determination of stockholders is to be taken at any such meeting of stockholders or (ii) more than seventy (70) days prior to any such payment date or any such date for the determination or exercise of rights.

          SECTION 8.05. Lost Certificates. The Board of Directors, subject to such rules and regulations as it may from time to time adopt, may order a new certificate of stock to be issued in the place of any certificate of the corporation alleged to have been lost, destroyed, stolen or mutilated, subject to production of such evidence of such loss, destruction, theft or mutilation and on delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its, his or her discretion require.

          SECTION 8.06. Holders of Record. The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof for any purpose whatsoever and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other claimant thereto.


                                  ARTICLE IX

                           AMENDMENTS TO THE BY-LAWS

          These By-Laws may be amended or repealed, in whole or in part, at any time at any meeting of the directors by resolution adopted by the affirmative vote of a majority of the whole Board of Directors.